EXHIBIT 10.K

November 29, 2011

Mr. Jorge D. Hevia
Senior Vice President of Corporate Sales and Marketing
NAPCO Security Technologies, Inc.
333 Bayview Avenue
Amityville, New York 11701

Re: Employment Agreement

Dear Jorge:

NAPCO is pleased to offer a two-year extension of your Employment Agreement (from October 6, 2012 through October 5, 2014).

However, due to the general weak economic environment and financial constraints based on NAPCO’s current sales volume, any future bonuses and salary increases must be discretionary. Moreover, we regrettably must continue your agreed-upon lower salary level until our financial condition improves. Please rest assured that it is my intention to rescind such austerity measures as soon as it is fiscally responsible to do so.

All other terms and conditions of your Employment Agreement will remain the same. Please sign below to acknowledge your acceptance of this offer.

I have greatly enjoyed working with you during our many years together and greatly look forward to us continuing to work together for years to come.

Kindest personal regards.

Sincerely,

NAPCO SECURITY TECHNOLOGIES, INC.

/s/ Richard L. Soloway
Richard L. Soloway
Chairman of the Board

/s/ Jorge D. Hevia
Jorge D. Hevia